Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and effective as of September 1, 2015 (the “Effective Date”) by and between Opexa Therapeutics, Inc., a Texas corporation (the “Company”), and the William R. Guthy Separate Property Trust and the Victoria Jackson Revocable Trust (collectively, the “Purchasers”).  The Company and the Purchasers shall be collectively referred to herein as the “Parties.”

The Parties hereby agree as follows:

1.             Purchase and Sale of Shares.

                1.1            Tranche 1 Purchase and Sale.

(a)            Subject to the terms and conditions of this Agreement, on the Effective Date the Purchasers shall purchase, and the Company shall sell and issue to the Purchasers, Nine Hundred Nine Thousand Ninety (909,090) shares (the “Tranche 1 Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a per share purchase price of $0.55, for total consideration of Four Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine Dollars and Fifty Cents ($499,999.50) (the “Tranche 1 Purchase Price”).  In addition to the Tranche 1 Shares, and without payment of any additional purchase price to the Company, the Purchasers shall also receive, and the Company shall issue to the Purchasers, a warrant substantially in the form attached hereto as Exhibit A (the “Warrant”) which will allow the Purchasers, collectively and on the terms and conditions provided for in the Warrant, to purchase an amount of Common Stock equal to the Tranche 1 Shares (the “Warrant Shares”).  One-half of the Tranche 1 Shares and one-half of the Warrant shall be purchased by, and sold and issued to, each Purchaser.

(b)            The completion of the purchase and sale of the Tranche 1 Shares and the Warrant shall occur on the Effective Date.  Upon the Company’s receipt of immediately available funds representing the Tranche 1 Purchase Price, the Company shall issue and thereafter promptly delivery to the Purchasers the following:  (i) stock certificates representing the Tranche 1 Shares registered in the names of the Purchasers (i.e., one-half of the Tranche 1 Shares registered in the name of each Purchaser); and (ii) the Warrant registered in the names of the Purchasers (i.e., one-half of the Warrant registered in the name of each Purchaser).

1.2           Tranche 2 Purchase and Sale.

(a)            The following terms shall have their respective meanings:

(i)             “Tranche 2 Milestone” means a submission by the Company to the United States Food and Drug Administration (“FDA”) of a preclinical study package determined by the Company in good faith to be sufficient to support the filing of an Investigational New Drug application for the Company’s therapy referred to as “OPX-212” (the “IND”), so long as such submission occurs on or before (x) February 15, 2016 or (y) any later date agreed to by the Purchasers.

(ii)            “Tranche 2 Notice” means a written notice from the Company to the Purchasers that the Company will issue and sell the Tranche 2 Shares (defined below) at the Tranche 2 Closing (defined below), which notice shall (x) be distributed by the Company (if applicable) promptly following the occurrence of the Tranche 2 Milestone and (y) state the Tranche 2 Per Share Price (defined below).

(iii)           “Tranche 2 Per Share Price” means an amount equal to ninety percent (90%) of the ten (10)-day volume weighted average price of the Common Stock for the 10 trading days immediately preceding the occurrence of the Tranche 2 Milestone.

(iv)           “Tranche 2 Purchase Price” means One Million Dollars ($1,000,000).

(b)            Subject to the terms and conditions of this Agreement, at the Tranche 2 Closing the Purchasers shall purchase, and the Company shall sell and issue to the Purchasers, a number of shares of Common Stock (the “Tranche 2 Shares”) equal to the quotient obtained by dividing (i) the Tranche 2 Purchase Price by (ii) the Tranche 2 Per Share Price, rounded down to the nearest whole share.  One-half of the Tranche 2 Shares shall be purchased by, and sold and issued to, each Purchaser.

(c)            The completion of the purchase and sale of the Tranche 2 Shares (the “Tranche 2 Closing”) shall occur on the date specified in the Tranche 2 Notice, but no sooner than ten (10) business days following the date of the Tranche 2 Notice.  Upon the Company’s receipt of immediately available funds representing the Tranche 2 Purchase Price, the Company shall issue and thereafter promptly deliver within ten (10) business days to the Purchasers stock certificates representing the Tranche 2 Shares registered in the name of the Purchasers (i.e., one-half of the Tranche 2 Shares registered in the name of each Purchaser).

1.3           Tranche 3 Purchase and Sale.

(a)            The following terms shall have their respective meanings:

(i)             “Tranche 3 Milestone” means the acceptance of the IND by the FDA (i.e., when the period for FDA comment on the IND terminates or, if the FDA has comments, when the Company has responded to such comments and the FDA has no further comments), so long as such acceptance occurs on or before (x) the later of May 15, 2016 or three months following the Tranche 2 Closing or (y) any later date agreed to by the Purchasers.

(ii)            “Tranche 3 Notice” means a written notice from the Company to the Purchasers that the Company will issue and sell the Tranche 3 Shares (defined below) at the Tranche 3 Closing (defined below), which notice shall (x) be distributed by the Company (if applicable) promptly following the occurrence of the Tranche 3 Milestone and (y) state the Tranche 3 Per Share Price (defined below).

(iii)          “Tranche 3 Per Share Price” means an amount equal to ninety percent (90%) of the ten (10)-day volume weighted average price of the Common Stock for the 10 trading days immediately preceding the occurrence of the Tranche 3 Milestone.

(iv)           “Tranche 3 Purchase Price” means One Million Five Hundred Thousand Dollars ($1,500,000).

(b)            Subject to the terms and conditions of this Agreement, at the Tranche 3 Closing the Purchasers shall purchase, and the Company shall sell and issue to the Purchasers, a number of shares of Common Stock (the “Tranche 3 Shares”) equal to the quotient obtained by dividing (i) the Tranche 3 Purchase Price by (ii) the Tranche 3 Per Share Price, rounded down to the nearest whole share.  One-half of the Tranche 3 Shares shall be purchased by, and sold and issued to, each Purchaser.

(c)            The completion of the purchase and sale of the Tranche 3 Shares (the “Tranche 3 Closing”) shall occur on the date specified in the Tranche 3 Notice, but no sooner than ten (10) business days following the date of the Tranche 3 Notice.  Upon the Company’s receipt of immediately available funds representing the Tranche 3 Purchase Price, the Company shall issue and thereafter promptly deliver within ten (10) business days to the Purchasers stock certificates representing the Tranche 3 Shares registered in the name of the Purchasers (i.e., one-half of the Tranche 3 Shares registered in the name of each Purchaser).

1.4            Tranche 4 Purchase and Sale.

(a)            The following terms shall have their respective meanings:

(i)             “Tranche 4 Milestone” means the enrollment of the first patient in a Phase I/II clinical study (the “Phase I/II Study”) of the Company’s therapy referred to as “OPX-212” in patients with neuromyelitis optica (“NMO”), so long as such enrollment occurs on or before (x) the later of August 30, 2016 or five months following the Tranche 3 Closing or (y) any later date agreed to by the Purchasers.

(ii)            “Tranche 4 Notice” means a written notice from the Company to the Purchasers that the Company will issue and sell the Tranche 4 Shares (defined below) at the Tranche 4 Closing (defined below), which notice shall (x) be distributed by the Company (if applicable) promptly following the occurrence of the Tranche 4 Milestone and (y) state the Tranche 4 Per Share Price (defined below).

(iii)           “Tranche 4 Per Share Price” means an amount equal to ninety percent (90%) of the ten (10)-day volume weighted average price of the Common Stock for the 10 trading days immediately preceding the occurrence of the Tranche 4 Milestone.

(iv)           “Tranche 4 Purchase Price” means One Million Dollars ($1,000,000).

(b)            Subject to the terms and conditions of this Agreement, at the Tranche 4 Closing the Purchasers shall purchase, and the Company shall sell and issue to the Purchasers, a number of shares of Common Stock (the “Tranche 4 Shares”) equal to the quotient obtained by dividing (i) the Tranche 4 Purchase Price by (ii) the Tranche 4 Per Share Price, rounded down to the nearest whole share.  One-half of the Tranche 4 Shares shall be purchased by, and sold and issued to, each Purchaser.

(c)            The completion of the purchase and sale of the Tranche 4 Shares (the “Tranche 4 Closing”) shall occur on the date specified in the Tranche 4 Notice, but no sooner than ten (10) business days following the date of the Tranche 4 Notice.  Upon the Company’s receipt of immediately available funds representing the Tranche 4 Purchase Price, the Company shall issue and thereafter promptly deliver within ten (10) business days to the Purchasers stock certificates representing the Tranche 4 Shares registered in the name of the Purchasers (i.e., one-half of the Tranche 4 Shares registered in the name of each Purchaser).

1.5            Tranche 5 Purchase and Sale.

(a)            The following terms shall have their respective meanings:

(i)             “Tranche 5 Milestone” means the enrollment of patients representing at least 30% of the minimum targeted enrollment in the Phase I/II Study provided for in the IND which is the subject of the Tranche 3 Milestone, so long as such enrollment occurs on or before (x) the later of December 31, 2016 or four months following the Tranche 4 Closing or (y) any later date agreed to by the Purchasers.

(ii)            “Tranche 5 Notice” means a written notice from the Company to the Purchasers that the Company will issue and sell the Tranche 5 Shares (defined below) at the Tranche 5 Closing (defined below), which notice shall (x) be distributed by the Company (if applicable) promptly following the occurrence of the Tranche 5 Milestone and (y) state the Tranche 5 Per Share Price (defined below).

(iii)           “Tranche 5 Per Share Price” means an amount equal to ninety percent (90%) of the ten (10)-day volume weighted average price of the Common Stock for the 10 trading days immediately preceding the occurrence of the Tranche 5 Milestone.

(iv)           “Tranche 5 Purchase Price” means One Million Dollars ($1,000,000).

(b)           Subject to the terms and conditions of this Agreement, at the Tranche 5 Closing the Purchasers shall purchase, and the Company shall sell and issue to the Purchasers, a number of shares of Common Stock (the “Tranche 5 Shares” and, together with the Tranche 1 Shares, Tranche 2 Shares, Tranche 3 Shares and Tranche 4 Shares, the “Shares”) equal to the quotient obtained by dividing (i) the Tranche 5 Purchase Price by (ii) the Tranche 5 Per Share Price, rounded down to the nearest whole share.  One-half of the Tranche 5 Shares shall be purchased by, and sold and issued to, each Purchaser.

(c)            The completion of the purchase and sale of the Tranche 5 Shares (the “Tranche 5 Closing”) shall occur on the date specified in the Tranche 5 Notice, but no sooner than ten (10) business days following the date of the Tranche 5 Notice.  Upon the Company’s receipt of immediately available funds representing the Tranche 5 Purchase Price, the Company shall issue and thereafter promptly deliver within ten (10) business days to the Purchasers stock certificates representing the Tranche 5 Shares registered in the name of the Purchasers (i.e., one-half of the Tranche 5 Shares registered in the name of each Purchaser).

1.6           Termination or Suspension of Purchase Obligations.  The Purchasers acknowledge and agree that their obligation to purchase the Tranche 2 Shares, Tranche 3 Shares, Tranche 4 Shares and Tranche 5 Shares is in each instance subject only to delivery by the Company of a valid Tranche 2 Notice, Tranche 3 Notice, Tranche 4 Notice or Tranche 5 Notice, respectively, and fulfillment of the Tranche 2 Milestone, Tranche 3 Milestone, Tranche 4 Milestone, or Tranche 5 Milestone, respectively, and is otherwise unconditional; provided, however, that notwithstanding any provision herein to the contrary:

(a)            The Purchasers may unilaterally terminate any then remaining obligations of the Purchasers under this Section 1 (as well as any corresponding obligation of the Company) upon written notice to the Company if the Company (i) files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law, (ii) makes or seeks to make a general assignment for the benefit of its creditors, or (iii) applies for, or consents to, the appointment of a trustee, receiver or custodian for a substantial part of its property or business.

(b)           Either Party may unilaterally terminate any then remaining obligations of the Purchasers under this Section 1 to purchase shares of Common Stock (as well as any corresponding obligations of the Company to issue such shares) upon written notice to the other Party if:

(i)             the Company receives an aggregate of at least Twenty Million Dollars ($20,000,000) in gross proceeds from financing activities during the one (1) year period commencing on the Effective Date (excluding any amounts received by the Company pursuant to this Agreement or the Warrant);

(ii)            any clinical trial substantially equivalent to the Phase I/II Study is initiated by a third party and such clinical trial is supported in whole or in part by the National Institutes of Health or its affiliated agencies or designees (e.g., Immune Tolerance Network); or

(iii)           any person or group of persons (within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding shares of capital stock of the Company (including, for this purpose, all shares issuable upon the exercise of outstanding warrants, options or other rights for the purchase or acquisition from the Company of shares of capital stock of the Company) or the sale of all or substantially all of the assets of the Company.

(c)            Any then remaining obligations of the Purchasers under this Section 1 to purchase shares of Common Stock (as well as any corresponding obligations of the Company to issue such shares) shall automatically terminate if the next potential obligation of the Purchasers under this Section 1 to purchase shares of Common Stock (e.g., the potential obligation to purchase Tranche 4 Shares if the Tranche 2 Closing and the Tranche 3 Closing have already taken place but the Tranche 4 Closing has not yet taken place) would entail an amount of shares of Common Stock which, when aggregated with all prior issuances of shares of Common Stock to the Purchasers under this Agreement plus all shares of Common Stock issued or issuable under the Warrant, based upon the applicable pricing formula (i.e., 90% of the 10-day volume weighted average price of the Common Stock for the ten (10) trading days immediately preceding the applicable milestone) would exceed 10,624,160 shares of Common Stock (as adjusted for any stock splits, dividends, combinations or other similar events occurring after the Effective Date).

(d)            The Purchasers may unilaterally terminate any then remaining obligations of the Purchasers under this Section 1 (as well as any corresponding obligation of the Company) upon written notice to the Company if the Company fails to fulfill the Tranche 2 Milestone, Tranche 3 Milestone, Tranche 4 Milestone, or Tranche 5 Milestone by the dates provided for each such milestone; provided, however, that such right of termination shall be deemed waived with respect to any milestone if the Purchasers nonetheless participate in a closing hereunder which is triggered by such milestone.

(e)            The Purchasers may unilaterally terminate any then remaining obligations of the Purchasers under this Section 1 (as well as any corresponding obligation of the Company) upon written notice to the Company if the Company is in material breach of this Agreement and such breach is not cured within thirty (30) days following written notice to the Company with respect thereto, with any obligation of the Purchasers otherwise due following any such notice being deemed suspended until the breach is cured by the Company or waived by the Purchasers or the cure period expires without the breach being cured by the Company or waived by the Purchasers.

(f)             Any obligation of the Purchasers under this Section 1 to purchase shares of Common Stock (as well as any corresponding obligation of the Company to issue such shares) shall be suspended if and for so long as the Company does not have sufficient shares of Common Stock available in respect such obligation after taking into account the full amount of shares of Common Stock required to be reserved by the Company for issuance in the event of the exercise of all outstanding warrants, options or other rights for the purchase or acquisition from the Company of shares of Common Stock; provided, however, that (i) any such suspension shall not affect the determination of the applicable price for any tranche of Shares as otherwise provided in this Section 1, (ii) if any such suspension of an obligation of the Purchasers under this Section 1 to purchase shares of Common Stock shall occur, the Company shall provide notice to the Purchasers as soon as sufficient shares of Common Stock become available (including, for example, through an amendment of the Company’s Articles of Incorporation to increase the amount of authorized Common Stock) and any closing that has been delayed as the result of such suspension shall take place on the date specified in such notice (which shall be no sooner than five (5) business days following the date of such notice), and (iii) if any such suspension shall persist for more than one hundred twenty (120) days, any then remaining obligations of the Purchasers under this Section 1 to purchase shares of Common Stock (as well as any corresponding obligations of the Company to issue such shares) shall automatically terminate.

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers as follows:

2.1           Organization and Standing.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Texas, and is in good standing under such laws.  The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

2.2            Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to sell and issue the Warrant and the Common Stock issuable upon exercise of the Warrant and to carry out and perform its obligations under the terms of this Agreement.

2.3            Authorization.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares hereunder, the authorization, sale, issuance and delivery of the Warrant hereunder and the Common Stock issuable upon exercise of the Warrant, and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Tranche 1 Closing.  This Agreement and the Warrant, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.4            Valid Issuance of Stock.  The Shares, the Warrant and the Warrant Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be (a) duly and validly issued, fully paid and non-assessable, (b) issued in compliance with applicable federal and state securities laws and (c) free and clear of any liens or encumbrances (except that the Shares, the Warrant and the Warrant Shares shall be subject to the provisions of this Agreement and the Warrant, as applicable, and restrictions on transfer under federal and/or applicable state securities laws).  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares, the Warrant and the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.  As of the Effective Date, the Company shall have reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).  The Company shall, so long as any Shares are issuable hereunder, exercise commercially reasonable efforts to take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of issuing the Shares hereunder, the number of shares of Common Stock issuable as a result thereof.  The Company shall, so long as the Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the exercise of the Warrant, the number of shares of Common Stock issuable as a result thereof.

2.5           Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares or the Warrant, or the consummation of any transaction contemplated hereby, except (a) any such filings as may have been made prior to the date hereof, and (b) such additional filings as may be required to comply with applicable federal and state securities laws, each of which will be filed with the proper authority by the Company in a timely manner.

2.6            Reporting Status.  Since January 1, 2014, the Company has filed with the Securities and Exchange Commission (the “SEC”) all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Such reports and documents complied in all material respects with the Exchange Act and the rules and regulations of the SEC promulgated thereunder as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.7            Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements or disclosed in filings made with the SEC, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any material contract under which the Company or any of its Subsidiaries is bound or subject.

2.8            Litigation. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, overtly threatened in writing against the Company, any subsidiary or any of their respective properties or any officer, director or employee of the Company or any subsidiary acting in his or her capacity as an officer, director or employee, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Warrant or the issuance of the Shares, the Warrant or the Warrants Shares or (ii) except as disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the Company.

2.9           Regulatory Permits. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its respective business as currently conducted and as described in the SEC Reports (“Material Permits”).  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or material adverse modification of any such Material Permits.

2.10         Patents and Trademarks. To the knowledge of the Company, the Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a material adverse effect on the Company (collectively, the “Intellectual Property Rights”). There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any person that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of such Person. To the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have a material adverse effect on the Company. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company.

2.11         Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

2.12         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares, the Warrant or the Warrant Shares by the Company to the Purchasers under this Agreement and the Warrant. The issuance and sale of the Shares, the Warrant and the Warrant Shares, when issued, does not, and will not, contravene the rules and regulations of the Company’s principal trading market.

3.             Representations and Warranties of the Purchasers.  The Purchasers hereby represent and warrant to the Company as follows:

3.1           Legal Power.  The Purchasers have all requisite legal power and authority to execute and deliver this Agreement, to purchase the Shares and the Warrant hereunder, and to carry out and perform their obligations under the terms of this Agreement and the transactions contemplated hereby.

3.2           Authorization.  All actions on the part of the Purchasers necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of the Shares and the Warrant and the performance of all of the Purchasers’ obligations hereunder have been taken or will be taken prior to the Tranche 1 Closing.  This Agreement has been duly executed by the Purchasers and constitutes a valid and legally binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3           Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Purchasers is required in connection with the valid execution, delivery or performance of this Agreement, or the purchase of the Shares or the Warrant, or the consummation of any transaction contemplated hereby, except any such filings as may have been made prior to the date hereof.

3.4            Exemption From Registration.  The Purchasers acknowledge that the Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (a) have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and (b) are being (or will be) issued to the Purchasers in reliance upon the exemption from such registration provided by Section 4(a)(2) of the 1933 Act based on the representations and warranties made by the Purchasers herein.

3.5            Restricted Securities.

(a)           The Purchasers hereby confirm that the Purchasers have been informed that the Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) are “restricted securities” under the 1933 Act and may not be resold or transferred unless the Securities are first registered under the federal securities laws or an exemption from such registration is available.  Accordingly, the Purchasers hereby acknowledge that the Purchasers are prepared to hold the Securities for an indefinite period of time.

(b)            The Purchasers are aware of the adoption of Rule 144 by the SEC, promulgated under the 1933 Act (“Rule 144”), which permits limited public resales of restricted securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions, including, among other things, the following:  (i) the availability of certain current public information about the issuer; (ii) the sale occurring more than a specified period after the purchase and full payment for the securities; and (iii) if the holder is deemed an “affiliate” of the issuer, (A) the sale being made through a broker in an unsolicited “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction,” as such terms are defined under the 1933 Act and the 1934 Act, (B) the amount of securities being sold during any three (3) month period not exceeding specific limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

(c)            The Purchasers represents that: (i) prior to the Effective Date, the Purchasers acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities; (ii) the Purchasers have such knowledge and experience in financial and business matters as to make the Purchasers capable of evaluating the risks of the prospective investment and to make an informed investment decision; (iii) the Purchasers are able to bear the economic risk of the Purchasers’ investment in the Securities; (iv) the Securities are being acquired for Purchasers’ own account for investment purposes only and not with a view to, or for the resale in connection with, any distribution thereof for purposes of the 1933 Act, and the Purchasers have no present intention of selling, granting any participation in, or otherwise distributing the same; and (v) the Purchasers are “accredited investors” as such term is defined in Rule 501(a) of Regulation D under the 1933 Act.

3.6            Disposition of Securities.  The Purchasers agree that the Purchasers shall not make any disposition of any of the Securities unless and until (a) the proposed disposition does not require registration of such Securities under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or the requirements of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.  The Company shall not be required (i) to transfer on its books any Securities that have been sold or transferred in violation of the provisions of this Section 3.6 nor (ii) to treat as the owner of the Securities, or otherwise to accord voting or dividend rights to, any transferee to whom the Securities have been transferred in contravention of this Section 3.6.

3.7           Restrictive Legend.  In order to reflect the restrictions on the disposition of the Shares (and any shares of Common Stock issued upon the exercise of the Warrant) and the terms and conditions of this Agreement, the stock certificates for the Shares (and any shares of Common Stock issued upon the exercise of the Warrant) will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO FEDERAL AND STATE SECURITIES LAWS OR IF REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

4.              Registration Rights.

4.1            Certain Definitions.  The following terms shall have their respective meanings:

(a)            “Form S-3” means a registration statement of the Company filed under the 1933 Act on Form S-3 (or comparable form) that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, as well as amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

(b)           “Prospectus” means the prospectus included in the Form S-3, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities (defined below) covered by the Form S-3 and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

(c)            “Register,” “registered” and “registration” refer to a registration made by preparing and filing the Form S-3 in compliance with the 1933 Act, and the declaration or ordering of effectiveness of the Form S-3.

(d)           “Registrable Securities” mean the Shares and the shares of Common Stock issued upon any exercise of the Warrant; provided, however, that any share of Common Stock shall cease to be a Registrable Security upon (a) such share having been sold, transferred, disposed of or exchanged pursuant to an effective registration statement under the 1933 Act, (b) such share having been otherwise transferred and a new certificate for it not bearing a legend restricting further transfer having been delivered by the Company, (c) such share having ceased to be outstanding, or (d) such share being saleable under Rule 144 of the 1933 Act.

4.2            Filing of Registration Statement.  Within forty-five (45) days of any written demand by the Purchasers, and subject to receipt of necessary information from the Purchasers and the Company being eligible to register securities for resale on the Form S-3, the Company shall prepare and file with the SEC the Form S-3, including the Prospectus to be used in connection therewith, covering the resale of the Registrable Securities requested by the Purchasers; provided, however, that the Purchasers shall only make such written demand (i) with respect to any Shares issued to the Purchasers and held by the Purchasers for at least six months or any shares of Common Stock issued to the Purchasers upon exercise of the Warrant and held by the Purchasers for at least six months and (ii) where the shares of Common Stock requested to be registered are not saleable by the Purchasers under Rule 144.  Subject to any SEC comments, the Form S-3 shall include a plan of distribution to be provided by the Purchasers at the time of such written demand for registration.  A copy of the Form S-3 shall be provided to the Purchasers for review in advance of filing with the SEC.  Notwithstanding the foregoing, if the Company’s Board of Directors (the “Board”) determines in good faith that the filing of the Form S-3 should be delayed in the best interests of the Company, the Company may delay the filing of the Form S-3 for so long as the Board so determines, subject to a cap of one hundred twenty (120) days.

4.3            Expenses.  The Company will pay the reasonable expenses associated with the registration, including filing fees, fees and expenses of the Company’s counsel, accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, and listing fees, but excluding any fees or expenses of the Purchasers’ counsel or other advisors, and any discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

4.4            Effectiveness.

(a)           The Company shall use its commercially reasonable efforts to cause the Form S-3 to be declared effective under the 1933 Act as promptly as reasonably practicable after the filing thereof.

(b)           For not more than ninety (90) consecutive days, or for a total of not more than one hundred eighty (180) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in its best interests (an “Allowed Delay”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of the Purchasers, shall the Company disclose to the Purchasers any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (ii) advise the Purchasers in writing to cease all sales under the Form S-3 until the end of the Allowed Delay, and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

4.5            Company Obligations.  The Company will use its commercially reasonable efforts to:

(a)            cause the Form S-3 to become effective as provided herein and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by the Form S-3 have been sold and (ii) the date on which all such Registrable Securities may be sold pursuant to Rule 144 of the 1933 Act (the “Effectiveness Period”);

(b)            prepare and file with the SEC such amendments and post-effective amendments to the Form S-3 and the Prospectus as may be necessary to keep the Form S-3 effective for the Effectiveness Period;

(c)            furnish to the Purchasers a reasonable period of time prior to the same being prepared and publicly distributed, filed with the SEC or received by the Company a copy of the Form S-3 and any amendment thereto, the Prospectus and any amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Form S-3 (other than any portion of any thereof which contains information for which the Company has sought confidential treatment);

(d)            prevent the issuance of any stop order or other suspension of effectiveness and, if such an order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(e)            prior to any public offering of Registrable Securities, (i) register or qualify or cooperate with the Purchasers in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Purchasers, and (ii) do any and all other acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Form S-3; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, or (y) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this subsection;

(f)             cause all Registrable Securities covered by the Form S-3 to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(g)            immediately notify the Purchasers, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)            otherwise comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(i)             file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act.

4.6           Due Diligence Review.  The Company shall make available, during normal business hours, for inspection and review by the Purchasers as well as advisors to, representatives of or any underwriters for the Purchasers (who may or may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), all financial and other records, all SEC filings, and all other non-confidential corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such non-confidential information reasonably requested by the Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Form S-3 for the sole purpose of enabling the Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Form S-3.

4.7            Obligations of the Purchasers.

(a)            If the Purchasers elect to exercise the registration rights provided in this Agreement, the Purchasers shall (i) promptly furnish in writing to the Company such information regarding the Purchasers, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the registration of such Registrable Securities and (ii) execute such documents in connection with such registration as the Company may reasonably request, including a completed investor questionnaire.

(b)            The Purchasers shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Form S-3.

(c)            The Purchasers agree that, upon receipt of any notice from the Company of either the commencement of an Allowed Delay or the happening of an event pursuant to Section 4.5(g) hereof, the Purchasers will immediately discontinue disposition of Registrable Securities pursuant to the Form S-3 covering such Registrable Securities until the Purchasers are advised by the Company that such dispositions may again be made.

4.8            Indemnification.

(a)            Indemnification by the Company.  The Company will indemnify and hold harmless the Purchasers and each person, if any, who controls the Purchasers within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Form S-3 or any Prospectus with respect thereto; (ii) the omission or alleged omission to state in the Form S-3 or any Prospectus with respect thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with the Form S-3 or any Prospectus with respect thereto; or (iv) any failure to register or qualify the Registrable Securities in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Purchasers’ behalf.  The Company will reimburse the Purchasers and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchasers or any controlling person of the Purchasers in writing specifically for use in the Form S-3 or any Prospectus with respect thereto.

(b)           Indemnification by the Purchasers.  The Purchasers agree to indemnify and hold harmless the Company, its directors, officers, employees and stockholders, and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Form S-3 or any Prospectus with respect thereto to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by the Purchasers or any controlling person of the Purchasers to the Company specifically for use in the Form S-3 or any Prospectus with respect thereto.  In no event shall the liability of the Purchasers be greater in amount than the dollar amount of the proceeds received by the Purchasers upon the sale of the Registrable Securities included in the Form S-3.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) a material conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of the Purchasers be greater in amount than the dollar amount of the proceeds received by the Purchasers upon the sale of the Registrable Securities included in the Form S-3.

5.              Additional Covenants.

5.1            Data for Research.  To the extent consistent with the protocol for the Phase I/II Study as well as the applicable permissions and/or consents obtained from the patients and other parties involved in the Phase I/II Study (which the Company will exercise commercially reasonable efforts to obtain), the Company will exercise commercially reasonable efforts to deliver to LabCorp and the Data Coordinating Center (DCC; University of Utah), respectively, in respect of each consenting patient in the Phase I/II Study, a baseline biospecimen set and core dataset that adhere to the Collaborative International Research in Clinical and Longitudinal Experience Studies for NMO (CIRCLES) protocol to be used in research governed by the established policies and practices of the Guthy-Jackson Charitable Foundation (“GJCF”) International Clinical Consortium (ICC) and conducted by its membership as deemed appropriate by the ICC Biorepository Oversight Committee (BOC).

5.2           Use of Proceeds.  All amounts received by the Company from the Purchasers under this Agreement for the sale of Shares shall be used to (a) advance the Company’s therapy referred to as “OPX-212” through the Phase I/II Study, subject to acceptance of an IND for OPX-212 by the FDA, and (b) support the Company’s research aimed at further evaluating biomarkers related to NMO and its disease pathophysiology (the “NMO Project”).

5.3           Advisory Committee Composition.  Commencing promptly following the Effective Date and to be completed within three months thereafter, the Company will assemble an advisory committee for the NMO Project (the “NMO Advisory Committee”) to be selected by the Company from among the Company’s staff, GJCF medical advisors and/or their designees, and key NMO investigators; provided, however, that (i) the Purchasers will have the right to appoint one member (as well as substitutes and/or replacements from time to time for such member), so long as any such appointee (or substitute or replacement) is reasonably qualified and the Company doesn’t have a reasonable and specific objection to such appointee (or substitute or replacement), (ii) the Purchaser may maintain a short-list of potential substitutes and/or replacements for its appointee (the “Short-List”) so long as each person on the Short-List meets the qualifications of the foregoing clause, and (iii) all members (including anyone on the Short-List with whom NMO Advisory Committee-related information will be shared) shall be required to execute a confidentiality and proprietary information agreement acceptable to the Company.  The NMO Advisory Committee shall be (i) consulted by the Company, (ii) provided relevant information from the Company, and (iii) given the opportunity to provide relevant advice on action taken and plans for the NMO Project.  In addition, the NMO Advisory Committee shall produce minutes of its meetings with such minutes to be shared with the members of the NMO Advisory Committee, the persons on the Short-List and the Company.

5.4           Reservation of Common Stock.  The Company shall exercise commercially reasonable efforts to take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Effective Date, the number of shares of Common Stock issuable pursuant to this Agreement.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Effective Date, the number of shares of Common Stock issuable upon exercise of the Warrant (without taking into account any limitations on exercise set forth in the Warrant).

5.5           Furnishing of Information.  In order to enable the Purchasers to sell the Shares and the Warrant Shares under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, it will use its commercially reasonable efforts to prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares and the Warrant Shares under Rule 144.

5.6           Securities Laws Disclosure; Publicity.  The Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) promptly following the Effective Date.  In addition, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of this Agreement (and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrant) within the time prescribed by the Exchange Act.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any affiliate of any Purchaser, or include the name of any Purchaser or any affiliate of any Purchaser, in any press release or filing with the SEC or any regulatory agency without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated hereby or (B) the filing of this Agreement and the Warrant (including signature pages thereto) with the SEC or (ii) to the extent such disclosure is otherwise required by law.  From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.

6.              General Provisions.

6.1           Assignment.  This Agreement may not be assigned by either Party without the prior written consent of the other Party.

6.2           Notices.  Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) to the Party to which it is directed at its address or facsimile number shown below such Party’s signature line on this Agreement or at such other address as such Party may designate.

6.3            No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.4            Further Assurances; Expenses.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.  Each Party shall be responsible for the expenses of such Party incurred in connection with the transactions and arrangements contemplated by this Agreement.

6.5            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof.  The Parties each irrevocably submit to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.6            Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting the Agreement.

6.7            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

6.8            Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and the Purchasers and their permitted assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

6.9            Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE COMPANY:

OPEXA THERAPEUTICS, INC.

By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

Address:
2635 Technology Forest Blvd.
The Woodlands, Texas 77381
Fax: (281) 872-8585

PURCHASERS:

WILLIAM R. GUTHY SEPARATE PROPERTY TRUST	VICTORIA JACKSON REVOCABLE TRUST

/s/ William R. Guthy	/s/ Victoria Jackson
William R. Guthy, Trustee	Victoria Jackson, Trustee

Address: William R. Guthy Separate Property Trust Victoria Jackson Revocable Trust Guthy-Renker LLC 3340 Ocean Park Boulevard Santa Monica, Ca. 90405 Fax: (310) 581-3443

EXHIBIT A

EXECUTION VERSION

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

N-_	September 1, 2015

OPEXA THERAPEUTICS, INC.

WARRANT TO PURCHASE SHARES
OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

For VALUE RECEIVED, _________________ (“Warrantholder”) is entitled to purchase, subject to the provisions of this Warrant (this “Warrant”), from Opexa Therapeutics, Inc., a Texas corporation (“Company”), at any time after the date hereof (the “Initial Exercise Date”) and not later than 5:00 P.M., Central time, on the Expiration Date (as defined below), at an exercise price per share equal to (i) Fifty Cents ($0.50) if this Warrant is exercised on or before June 30, 2016, or (ii) One Dollar and Fifty Cents ($1.50) if this Warrant is exercised after June 30, 2016 (the applicable exercise price in effect being herein called the “Warrant Price”), Four Hundred Fifty-Four Thousand Five Hundred Forty-Five (454,545) shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. The “Expiration Date” shall mean April 9, 2018; provided, however, that upon a merger, consolidation, sale of substantially all assets or similar transaction involving the Company, at the option of the Company and upon at least ten (10) days prior written notice to Warrantholder, this Warrant must be exercised no later than immediately prior to the closing of any such transaction or it shall automatically expire upon such closing (in which event such closing shall be the Expiration Date). If not exercised on or before the Expiration Date, this Warrant shall become void.

1.   Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

2.   Transfers. This Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee (who shall thereafter be the Warrantholder hereunder) and the surrendered Warrant shall be canceled by the Company.

3.   Exercise of Warrant. The Warrantholder may exercise this Warrant, in whole or in part, at any time after the Initial Exercise Date and prior to 5:00 p.m. Central Time on the Expiration Date upon (i) written notice, in the form attached hereto as APPENDIX A (the “Exercise Notice”), of the Warrantholder’s election to exercise this Warrant, and (ii) payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which the Warrant Price shall have been paid and the completed Exercise Notice shall have been delivered. The Warrantholder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in Houston, Texas are open for the general transaction of business. The Warrantholder’s acceptance of this Warrant as well as each exercise hereof shall each constitute the affirmation by the Warrantholder that the representations and warranties contained in APPENDIX B attached hereto are true and correct in all material respects with respect to the Warrantholder as of the time of such acceptance and as of the time of each exercise. The Warrantholder shall promptly physically surrender this Warrant to the Company in the event the Warrant is exercised. The Warrantholder and the Company shall maintain records showing the amount exercised and the dates of such exercise. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provision of this paragraph, following exercise of a portion of the Warrant, the number of Warrant Shares of this Warrant may be less than the amount stated on the face hereof.

4.   Compliance with Securities Laws. This Warrant may only be exercised by the Warrantholder in accordance with applicable securities laws. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

5.   Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

2

6.   Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

7.   Reservation of Common Stock. The Company represents and warrants that on the date hereof, it has duly authorized and reserved, and covenants that at any time when this Warrant is exercisable, the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, at least a number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding. The Company covenants that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

8.   Adjustments.

  (a)   If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

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  (b)   Unless the Expiration Date occurs coincident therewith (as provided in the first paragraph of this Warrant): (i) if any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof; and (ii) the Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

  (c)   In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors (the “Board of Directors”) in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” of a share of Common Stock on any date shall mean, (i) if the shares of Common Stock are listed on the NASDAQ Stock Market, the official closing price reported on that date; (ii) if the shares of Common Stock are no longer listed on the NASDAQ Stock Market and are listed on any other national securities exchange, the last sale price of the Common Stock reported by such exchange on that date; (iii) if the shares of Common Stock are not listed on any such exchange and the shares of Common Stock are traded in the over-the-counter market, the last price reported on such day by the OTC Bulletin Board; (iv) if the shares of Common Stock are not listed on any such exchange or quoted on the OTC Bulletin Board, then the last price quoted on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); or (v) if none of clauses (i)-(iv) are applicable, then as determined in good faith by the Board of Directors.

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  (d)   An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

  (e)   In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

9.   Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of exercise.

10.         Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

11.         Notices to Warrantholder.

(a)         Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

(b)        The Company hereby covenants to the Warrantholder that, from the date hereof and for so long as this Warrant remains not fully exercised, it shall give written notice promptly to the Warrantholder upon the happening of any of the following events: (i) the admission in writing by the Company of its insolvency; (ii) the commission of any voluntary act of bankruptcy by the Company; (iii) the execution by the Company of a general assignment for the benefit of creditors; (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; (v) the appointment of a receiver or trustee to take possession of the property or assets of the Company; (vi) any dissolution of the Company; (vii) the adoption by the Company of any plan of liquidation; or (viii) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof.

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12.         Identity of Transfer Agent. The Transfer Agent for the Common Stock is Continental Stock Transfer & Trust, 17 Battery Place, New York, New York 10004. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

13.         Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given and received as hereinafter described (i) if given by personal delivery, then such notice shall be deemed received upon such delivery, (ii) if given by facsimile, then such notice shall be deemed received upon receipt of confirmation of complete transmittal, (iii) if given by certified mail return receipt requested, then such notice shall be deemed received upon the day such return receipt is signed, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. Copies of such notices shall also be transmitted by email. All notices shall be addressed as follows: if to the Warrantholder, at the address as follows, or at such other address as the Warrantholder may designate by ten days’ advance written notice to the Company:

_______________________ Guthy-Renker LLC 3340 Ocean Park Boulevard Santa Monica, Ca. 90405 Fax: (310) 581-3443 Email: BGuthy@guthy-renker.com if to the Company, at the address as follows, or at such other address as the Company may designate by ten days’ advance written notice to the Warrantholder:

Opexa Therapeutics, Inc. 2635 Technology Forest Blvd. The Woodlands, Texas 77381 Attention: President Fax: (281) 872-8585

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14.         Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

15.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

16.         No Rights as Shareholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Warrant.

17.         Amendment; Waiver. Any term or provision of this Warrant may be amended or waived upon the written consent of the Company and the Warrantholder.

18.         Remedies; Other Obligations; Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Warrantholder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Warrantholder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Warrantholder shall be entitled, in addition to all other available remedies, an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

19.         Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

20.         Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature Page to Warrant]

APPENDIX A

EXERCISE NOTICE
OPEXA THERAPEUTICS, INC.

The undersigned holder hereby exercises the right to purchase ____________ of the shares of Common Stock (“Warrant Shares”) of Opexa Therapeutics, Inc., a Texas corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Warrant Price. The holder shall pay the aggregate Warrant Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The holder requests that the Company deliver the Warrant Shares in the name of the undersigned holder by physical delivery of a certificate to:

Date: ____________ __, 20____

Name of Registered Holder

By:
Printed Name:
Title (if applicable):
Entity Name (if applicable):

APPENDIX B

Representations and Warranties

The Warrantholder represents and warrants to the Company that:

●
Purchase Entirely for Own Account. The Warrant and the securities to be received by the Warrantholder pursuant to the Warrant (the “Securities”) is being/will be acquired for the Warrantholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Warrantholder’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws.

●
Investment Experience. The Warrantholder acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

●
Disclosure of Information. The Warrantholder has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the Securities.

●
Restricted Securities. The Warrantholder understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Warrantholder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Warrantholder acknowledges that the Securities have not been registered under the Securities Act or registration or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.

●	Legends. The Warrantholder understands that certificates evidencing the Securities may bear the following or any similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.”

●	If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

●	Accredited Investor. The Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

●
No General Advertisement. The Warrantholder did not learn of the investment in the Securities as a result of any public solicitation or advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

●
Brokers and Finders. No person or entity will have any valid right, interest or claim against or upon the Company or the Warrantholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Warrantholder.